UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MULLEN AUTOMOTIVE INC.

1405 Pioneer Street

Brea, California 92821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 29, 2024

9:30 A.M. (Pacific Time)

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of MULLEN AUTOMOTIVE INC. (“Mullen,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on February 29, 2024 at 9:30 a.m. Pacific Standard Time, in a virtual meeting format. You will be able to attend the Meeting, ask questions and vote online during the Meeting by accessing https://www.cstproxy.com/mullenautomotive/2024 and follow the instructions provided to you with these proxy materials. You will also be able to attend the Meeting via teleconference, ask questions and to vote during the Meeting using the following dial-in information:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Meeting ID#: 2480789#

The annual meeting of stockholders is being held for the following purposes:

(1)	Proposal 1 — To elect two Class III Directors to serve for a three-year term ending as of the annual meeting in 2027;

(2)	Proposal 2 — To ratify the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2024;

(3)	Proposal 3 — To approve the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum; and

(4)	Proposal 4 — To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 12, 2024 as the record date for the Meeting and only holders of shares of record at that time will be entitled to vote and participate at the Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1405 Pioneer Street, Brea, CA 92821 for a period of at least 10 days prior to the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 29, 2024: The 2024 Proxy Statement and the Annual Report to Stockholders for the fiscal year ended September 30, 2023 are available at https://www.cstproxy.com/mullenautomotive/2024

You are cordially invited to attend the Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

By order of the Board of Directors

/s/ David Michery
David Michery
Date: January 18, 2024	Chief Executive Officer

MULLEN AUTOMOTIVE INC.

1405 PIONEER STREET

BREA, CALIFORNIA 92821

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

FEBRUARY 29, 2024 AT 9:30 A.M. (PACIFIC TIME)

This proxy statement is being furnished by Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the annual meeting of stockholders (the “Meeting”) to be held on February 29, 2024, at 9:30 a.m. (Pacific Time) in a virtual meeting format at https://www.cstproxy.com/mullenautomotive/2024. You will also be able to attend the Meeting via teleconference, ask questions and to vote during the annual meeting using the following dial-in information:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Meeting ID#: 2480789#

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON FEBRUARY 29, 2024

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record on January 12, 2024. We anticipate that the Notice of Internet Availability will be sent, and a full set of proxy materials relating to our Meeting will be made available, to our stockholders commencing on or about January 19, 2024. Upon receipt of the Notice of Internet Availability, stockholders may choose to request a printed copy of proxy materials at no charge. If you received a Notice of Internet Availability, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to https://www.cstproxy.com/mullenautomotive/2024, or call 1-888-221-0691 or send an email to proxy@continentalstock.com.

The Notice of Internet Availability provides that (i) the stockholder may access the notice of annual meeting of stockholders, this proxy statement, the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 (the “Annual Report”), additional solicitation materials (if any) and other proxy materials and amendments to these materials online at https://www.cstproxy.com/mullenautomotive/2024; and (ii) stockholders may also request to receive a paper copy of the proxy materials by logging on to https://www.cstproxy.com/mullenautomotive/2024, or call 1-888-221-0691 or send email to proxy@continentalstock.com.

The Notice of Internet Availability also identifies the date, the time and details regarding logging onto and attending the virtual meeting over the website of the Meeting; the matters to be acted upon at the Meeting and the board of directors’ recommendation with regard to each matter; and information on how to access the form of proxy.

The purpose of the Meeting is to seek stockholder approval of the following proposals:

(1)	Proposal 1 — To elect two Class III Directors to serve for a three-year term ending as of the annual meeting in 2027;

(2)	Proposal 2 — To ratify the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2024;

(3)	Proposal 3 — To approve the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum; and

(4)	Proposal 4 — To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Solicitation of Proxies

Our board of directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. Our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

Annual Report

Our Annual Report and this proxy statement will concurrently be available at https://www.cstproxy.com/mullenautomotive/2024 and the Annual Report is not to be considered a part of the proxy-soliciting material.

Stockholders may also request a free copy of our Annual Report by writing to Secretary, Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821.

Alternatively, stockholders may access our Annual Report on the Company’s website located at https://investors.mullenusa.com/financials#sec. We will also furnish any exhibit to our 2023 Form 10-K, if specifically requested.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Meeting only if you are present in person at the Meeting or your shares are represented by proxy. Even if you plan to attend the Meeting, we urge you to vote by proxy in advance. You may vote your shares in advance by using one of the following methods:

(1)	you may vote by mail by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided;

(2)	you may vote electronically by accessing the website located at www.cstproxyvote.com and following the on-screen instructions; or

(3)	you may vote by using a telephone at 1 (866) 894-0536 and following the voting instructions.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically or by telephone, you do not need to return your proxy card.

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your nominee. If you are a stockholder who owns shares through a broker and you intend to vote at the Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Meeting.

Record Date; Voting

Only holders of record of our common stock, par value $0.001 per share (“Common Stock”), Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), and Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock” and collectively, the “Preferred Stock”), at the close of business on January 12, 2024 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Stockholders may not cumulate their votes. As of the Record Date, the following shares were issued and outstanding with the number of votes indicated:

Class	Number of Shares	Votes/Share	Number of Votes
Common Stock	5,884,693	One/share	5,884,693
Series A Preferred Stock	648	1,000/share	648,000
Series B Preferred Stock	0	One/share voting on an as-converted basis	0
Series C Preferred Stock	1,211,757	One/share voting on an as-converted basis	54

Common Stock. Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record at the close of business on the Record Date.

Series A Preferred Stock. Holders of our Series A Preferred Stock are entitled to one thousand (1,000) votes for each share of Series A Preferred Stock held of record on the Record Date.

Series B Preferred Stock and C Preferred Stock. Holders of our Series B Preferred Stock and Series C Preferred Stock are entitled to one vote for each share of Common Stock into which one shares of Series B Preferred Stock and/or Series C Preferred Stock, as applicable, may be converted on the Record Date, and each holder thereof is entitled to vote with the Common Stock on such as- converted-to-common-stock basis. There are no shares of Series B Preferred Stock outstanding as of the Record Date.

Series D Preferred Stock. Holders of our Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock. .. To the extent the holder of a share of Series D Preferred Stock is entitled to vote on a matter pursuant to Section 8, then the holder of each share of Series D Preferred Stock has the right to one vote for each share.

Voting Power of Chief Executive Officer. As of the Record Date, David Michery, our Chief Executive Officer, directly owned 109,897 shares of the Company’s Common Stock and had no economic interest in unvested restricted stock unit awards or other convertible securities. Based on 5,884,693 shares of the Company’s Common Stock outstanding on January 12, 2024, Mr. Michery has an economic interest in approximately 1.87% of the outstanding shares of the Company’s Common Stock.

In connection with the business combination with Net Element, Inc., Mr. Michery entered into voting agreements with certain holders of the Company’s securities (the “Voting Agreements”) pursuant to which such holders agreed to vote as directed by Mr. Michery, and also granted Mr. Michery an irrevocable proxy, at any annual or special meeting of stockholders or through the solicitation of a written consent of stockholders (but in some cases, at meetings at which an election of directors of the Company or any proposal to approve a change of control of the Company, which includes a merger, sale or other disposition of the securities of the Company or all or substantially all of its assets, is presented). The Voting Agreements have been terminated and Mr. Michery no longer holds the proxies under such Voting Agreements.

Quorum

Pursuant to our bylaws, the presence, in person or by proxy, of holders of at least 331∕3% of our outstanding capital stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Meeting, we expect that the meeting will be adjourned to solicit additional proxies. If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

(1)	FOR the Class III nominees to our Board of Directors;

(2)	FOR ratification of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024; and

(3)	FOR approval of the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

With respect to any other item of business that may properly come before the Meeting, the proxy holders may vote the proxy in their discretion.

Representatives of Continental Stock Transfer & Trust Company will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Mullen Automotive Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Meeting, except with respect to each director, to the extent that a director is named as a nominee for election as a Class III director to the Board, in any of the matters to be acted upon at the Meeting.

Householding

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the Meeting at which the adjournment is taken or are displayed, during the time scheduled for the Meeting, on the Meeting website (that is, the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication). At the adjourned meeting, the Company may transact any business which might have been transacted at the Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Board Size and Structure

Our authorized board of directors consists of seven (7) members. In accordance with the terms of our second amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class I directors, David Michery, Mary Winter and Ignacio Novoa, will be up for reelection at the 2025 annual meeting of stockholders, and the Class II directors are Kent Puckett and Mark Betor will be up for reelection at the 2026 annual meeting of stockholders. The Class III directors, William Miltner and John Andersen, are up for reelection at this 2024 annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating two (2) Class III directors listed below for re-election.

Nominees for Election

At the Meeting, two nominees are to be elected as the Class III directors. If re-elected, each of these two nominees will serve on our Board until the 2027 annual meeting, or until his successor is duly elected and qualified in accordance with our Certificate of Incorporation and amended and restated bylaws, or his earlier death, resignation or removal. All of the nominees are currently serving as directors. No proxy may vote for more than the two nominees for Class III director.

The following table sets forth the names and ages of our Class III director nominees:

Name	Age	Title
William Miltner	62	Director
John Andersen	69	Director

Each nominee has consented to being named as a nominee in this proxy statement and has indicated his availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee and will vote for a substitute nominee in the exercise of their best judgment, or the Board may determine to reduce the size of the Board to the number of nominees available.

Directors are nominated by our Board based on the recommendations of the Nominating and Governance Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating and Governance Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board. You can find information about director nominees below under the section “Board of Directors and Executive Officers.”

Assuming the nominees are elected, we will have seven directors serving as follows:

Class I Directors: David Michery, Ignacio Novoa and Mary Winter	Term expires at our 2025 annual meeting of stockholders.
Class II Directors: Kent Puckett and Mark Betor	Term expires at our 2026 annual meeting of stockholders.
Class III Directors: William Miltner and John Andersen	Term expires at our 2027 annual meeting of stockholders.

Vote Required; Board of Directors Recommendation

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. The affirmative vote of a plurality of all of the votes present in person or represented by proxy and entitled to vote at the Meeting is necessary for the election of the Class III directors, assuming a quorum is present. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in “street name” and you do not instruct your broker how to vote in the election of directors, a broker non- vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR CLASS III DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. RBSM has served as the auditor for the Company since March 1, 2023.

Our former auditor Daszkal Bolton LLP (“Daszkal”) resigned on March 1, 2023 upon the consummation of its merger with CohnReznick LLP. Daszkal served as the Company’s independent registered public accounting firm since September 18, 2020. Daszkal’s resignation as the Company’s independent registered public accounting firm was accepted by the Audit Committee of the Company on March 1, 2023. During the years ended September 30, 2022 and 2021 and the subsequent interim period from October 1, 2022 to March 1, 2023, (i) there were no disagreements between the Company and Daszkal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Daszkal’s satisfaction, would have caused Daszkal to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that Daszkal advised the Company of material weaknesses in its internal control over financial reporting as of September 30, 2022 and 2021. The report of Daszkal to the Company’s financial statements for fiscal years ended September 30, 2022 and 2021 included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of loses from operations, debt defaults and a deficiency in working capital.

In connection to Daszkal Bolton LLP’s resignation, the Company engaged RBSM on March 1, 2023 as its new independent registered public accountant for the fiscal year ending September 30, 2023. This decision was approved by the Audit Committee in accordance with the authority of the Audit Committee as specified in its Charter. RBSM has served as the auditor for the Company since March 1, 2023. During the fiscal years ended September 30, 2022 and 2021 and through March 1, 2023, neither the Company nor anyone on its behalf consulted with RBSM regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The stockholders are being requested to ratify the appointment of RBSM at the Meeting. If the selection is not ratified, it is contemplated that the appointment of RBSM for 2024 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. The Company anticipates that a representative of RBSM will attend the Meeting. If the RBSM representative attends the Meeting, he/she will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Vote Required

You may vote in favor of or against this proposal or you may abstain from voting. The affirmative vote of a majority of the voting power of the outstanding shares of the Company’s Common Stock, the Company’s Series A Preferred Stock and the Company’s Series C Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum, is required to ratify the appointment of RBSM as the Company’s independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the appointment of RBSM as the Company’s independent registered public accounting firm. Abstentions will have the same effect as a vote “against” the proposal. Brokers and other nominees that do not receive instructions are generally entitled to vote on the ratification of the appointment of our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF RBSM LLP

Principal Accountant Fees and Services

The following tables sets forth the aggregate accounting fees paid by (or due from) by the Company for the year ended September 30, 2023 to the independent audit firm RBSM LLP. Audit of the financial statements for the year ended September 30, 2022 as well as review of the interim financial statements for the first quarter of the year ended September 30, 2023 was performed by another audit firm (Daszkal Bolton LLP).

RBSM LLP

Type of Fees	Year Ended September 30, 2023	Year Ended September 30, 2022
Audit fees (including year-end audit and review of quarters 2 and 3)	$376,336	$-
Audit related fees	-	-
Tax fees	-	-
Total	$376,336	$-

Daszkal Bolton LLP

Type of Fees	Year Ended September 30, 2023	Year Ended September 30, 2022
Audit fees (including review of quarter 1)	$28,822	$212,958
Audit related fees	-	50,320
Tax fees	-	-
Total	$28,822	$263,278

Types of Fees Explanation

Audit Fees. The aggregate fees, including expenses, billed by (expected to be billed by) our principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees. The aggregate fees, including expenses, billed by (expected to be billed by) our principal accountant for other assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under “Audit Fees” in the table above.

Tax Fees. The aggregate fees, including expenses, billed by (expected to be billed by) our principal accountant for services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policy

Our audit committee is responsible for approving in advance the engagement of our principal accountant for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approving the fees and other terms of any such engagement. The audit committee may in the future establish pre-approval policies and procedures pursuant to which our principal accountant may provide certain audit and non-audit services to us without first obtaining the audit committee’s approval, provided that such policies and procedures (i) are detailed as to particular services, (ii) do not involve delegation to management of the audit committee’s responsibilities described in this paragraph and (iii) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the principal accountant is engaged pursuant to such policies and procedures. In addition, the audit committee may in the future delegate to one or more members of the audit committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval must be presented to the audit committee at its next scheduled meeting.

All audit and audit-related services performed by our principal accountant during the fiscal years ended September 30, 2023, and 2022 were pre-approved by our Audit Committee or by our Board of Directors, then acting in the capacity of an audit committee.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the September 30, 2023 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year of 2023 filed with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.

January 18, 2024	Respectfully submitted,

Audit Committee
Kent Puckett, Chair
Mark Betor
John Andersen

The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report of the Audit Committee therein by reference.

PROPOSAL 3

ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the foregoing proposals, or establish a quorum for the Special Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of one or more of the foregoing proposals, including the solicitation of proxies from stockholders that have previously voted against such proposals, or establish a quorum. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of the Company’s Common Stock, the Company’s Series A Preferred Stock and the Company’s Series C Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board Leadership Structure and Risk Oversight

Our Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non- employee directors or be an employee. The Board believes it is in the best interests of the Company to make that determination based on the membership of the Board and the position and direction of the Company. The Board currently has determined that having David Michery serve as our Chairman and our Chief Executive Officer makes the best use of his experience, expertise and extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

The Board as a whole is responsible for consideration and oversight of the risks we face and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is the risks within their areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.

Directors

The following table sets forth certain information regarding our current directors and director nominees:

Name	Age	Position	Director Class
David Michery	57	Chief Executive Officer, President, and Chairman of the Board	Class I
Mary Winter(3)	32	Secretary and Director	Class I
Ignacio Novoa	40	Director	Class I
Kent Puckett(1)	60	Director	Class II
Mark Betor(1)	68	Director	Class II
William Miltner	62	Director	Class III
John Andersen(2)	69	Director	Class III

(1)	Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee
(2)	Member of the Audit Committee and Compensation Committee
(3)	Member of the Nominating and Governance Committee

Each of our directors, including our current nominees, was nominated based on the assessment of our Nominating Committee and our Board that he or she has demonstrated relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Nominees for Class III Director for Term Ending at the Annual Meeting of Stockholders in 2027

The persons listed below have been nominated for election as the Class III directors of the Company’s Board. Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the nominees.

William Miltner has served as a director of the Company since the closing of the merger with Net Element, Inc. on November 5, 2021. He has served as a litigation attorney for over 30 years. He is the co-founder of Miltner & Menck, APC, a full-service law firm, in San Diego, CA. Mr. Miltner successfully co-founded and co-managed the law firm of Perkins & Miltner, LLP, a respected San Diego litigation firm for 13 years. In 2006, when co-founder David Perkins left the practice of law, Miltner Law Group, APC, was founded. Mr. Miltner has represented many publicly traded and private companies including residential developers, construction contractors, title insurance companies and banking and lending institutions. His substantial experience includes representing and defending clients in complex real property, general business, construction, title insurance and lender litigation and transactional matters. Mr. Miltner is member of the American and San Diego County Bar Associations and American Business Trial Lawyers Association. He was admitted to The State Bar of California in 1988. We believe that Mr. Miltner is qualified to serve as a director because of his knowledge and experience within law practice areas and litigation matters.

John Andersen has served as director of the Company since September 2022. Mr. Andersen owned and operated various businesses since 1972, concentrating on real estate investment and management, primarily of multi-family residential units along with commercial sales and leases, in California, Utah and Wyoming, since 1980. From 1986 to 1996, Mr. Anderson was a partner in a large real estate company with over 300 sales agents and an escrow company, loan company and other real estate services. Since 2013, he has been a director and officer of Eminence Escrow, Inc. and, since 2015, he has owned and operated DNJ Investments, Inc., both of which provide escrow services. We believe that Mr. Anderson is qualified to serve as a director because of his extensive and in-depth experience in operating and growing businesses.

Continuing Class I Directors Whose Term Expires at the Annual Meeting of Stockholders in 2025

David Michery has served as the Chairman of the Board, President and Chief Executive Officer of the Company since the closing of the Merger in November 2021 and held those same positions at Mullen Technologies since its inception in 2018. His automotive experience began with the acquisition of Mullen Motor Company in 2012. Mr. Michery brings over 25 years within executive management, marketing, distressed assets, and business restructuring. He acquired the assets of Coda Automotive, formerly an independent EV manufacturer, through bankruptcy as an entryway into the EV business. We believe that Mr. Michery is qualified to serve as a director because of his operational and historical expertise gained from serving as our Chief Executive Officer, and his experience within various businesses, including automotive.

Mary Winter has served as director of the Company since the closing of the Merger and has been a director of Mullen Technologies since 2018. Ms. Winter has been an integral part of Mullen since inception. She currently serves as the Secretary of the Company and Board of Directors. Formerly, she was the Vice President of Operations for Mullen Technologies since 2014. We believe that Ms. Winter is qualified to serve as a director because of her business and operational knowledge of Mullen Technologies.

Ignacio Novoa has served as a director of the Company since July 2022.Mr. Novoa has been a realtor at Las Lomas Realty since January 2015. Prior to that, from August 2008 to March 2021, Mr. Nova served as police officer with the Federal Reserve Police and, from September 2008 to March 2013, as program security at Northrup Grumman. We believe that Mr. Novoa is qualified to serve as a director because of his experience in managing real estate.

Continuing Class II Directors Whose Term Expires at the Annual Meeting of Stockholders in 2026

Kent Puckett has served on Mullen Technologies’ Board of Directors since 2018, serving as the Audit Committee Chair during that time. Previously, he served as the Chief Financial Officer of Mullen Technologies from 2012 to 2018. Mr. Puckett has many years of experience as a CFO with a proven track record of establishing cross-functional partnerships to deliver stellar results. He has led many companies in their audit and disclosure requirements, creating operations, marketing, and sales division budgets of multi-million dollars, and being accountable for the allocation of resources to exceed profit and sales goals. Mr. Puckett has a B.S. in Business Administration from Pensacola Christian College, and Advanced Studies in Management, Finance, Compliance, Insurance, Financial Consulting, Taxation and Financial Reporting, with an emphasis on Public Companies reporting and audit requirements. We believe that Mr. Puckett is qualified to serve as a director because of his finance and accounting background and experience.

Mark Betor has served as a director of the Company since the closing of the Merger and a director of Mullen Technologies since 2018, serving on the Compensation Committee. Mr. Betor is a retired businessman and law enforcement officer. Since retirement, he has been involved with real estate investments and private business. We believe that Mr. Betor is qualified to serve as a director because of his vast experience within investments and private businesses.

Executive Officers

The following table provides certain information regarding the executive officers of the Company:

NAME	AGE	POSITION
Jonathan New	63	Chief Financial Officer
Calin Popa	61	President — Mullen Automotive

Information about David Michery, our Chief Executive Officer and President, and Mary Winter, our Secretary, is set forth above under “Continuing Class I Directors Whose Term Expires at the Annual Meeting of Stockholders in 2025.”

Jonathan New was appointed by the Board as Chief Financial Officer of the Company, effective September 19, 2022. He served as a director of the Company from November 2021 until September 19, 2022. From January 2020 until September 2022, Mr. New served as the Chief Financial Officer of Motorsport Games, Inc. (NASDAQ: MSGM), a racing game developer, publisher and esports ecosystem provider. Previously, from July 2018 to January 2020, Mr. New was Chief Financial Officer of Blink Charging Co (NASDAQ: BLNK), an owner, operator and provider of electric vehicle charging equipment and networked electric vehicle charging services, and, from 2008 to July 2018, he was Chief Financial Officer of Net Element, Inc., (NASDAQ: NETE) a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment. Mr. New is a Florida Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Calin Popa has served as President of the Automotive Electric Vehicles Division of Mullen Technologies since 2017. He has 34 years of experience within the automotive industry. Previously, Mr. Popa was Vice President of Manufacturing Engineering at Karma Automotive, LLC, f/k/a Fisker Automotive, from 2010 to 2017. Mr. Popa has held senior positions within product development, vehicle launch and manufacturing at well-known companies, including MAN, Ford, and Chrysler.

Family Relationships

There are no family relationships between any of the directors or executive officers of the Company.

Corporate Governance and Board Matters

Vacancies

The Board of Directors is a classified board, which means that our directors hold office for staggered or overlapping terms, so that the terms of all directors do not expire in the same year. Each class consists, as nearly as possible, of one-third of the total number of directors. Directors in each class are elected for terms of three years and hold office until their successors are elected and qualify. Any vacancy on the Board for any cause, including an increase in the number of directors, may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. If one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have the power to fill such vacancy or vacancies with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Director Independence

We are listed on the NASDAQ Capital Market (“Nasdaq”) and accordingly, we have applied Nasdaq listing standards in determining the “independence” of the members of our Board. Based on Nasdaq listing standards and SEC rules, and after reviewing the relationships with members of our Board, our Board has determined, with the assistance of the Nominating and Governance Committee, that Mary Winter, Kent Puckett, Mark Betor and John Andersen qualify as independent directors and therefore the Board consists of a majority of “independent directors”. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit, as discussed below. The Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing members of the Board, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Nominating and Governance Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company’s on-going compliance with Nasdaq independence standards.

Attendance at Board and Committee Meetings

During the fiscal year of 2023, our Board held fifteen meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held two meetings. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he or she served (held during the period that such director served). The Company’s policy is to encourage, but not require, Board members to attend annual stockholder meetings.

Committees and Corporate Governance

The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of Nasdaq Rule 5605(a)(2) and all applicable SEC rules and regulations. The members of the committees and a description of the principal responsibilities of each committee are described below.

Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines include items such as criteria for director qualifications, director responsibilities, committees of the Board, director access to officers and employees, director compensation, evaluation of the Chief Executive Officer, annual performance evaluation and management succession. The Board has chosen not to impose term limits or mandatory retirement age with regard to service on the Board in the belief that continuity of service and the past contributions of the members of the Board who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interest of the Company.

A copy of each committee charter and our Corporate Governance Guidelines can be found on our website at https://investors.mullenusa.com/ by clicking “Investor Relations — Investor Resources — Governance” and is available in print upon request to the Secretary of Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821.

The Audit Committee

The Audit Committee of the Board of Directors consists of three directors, who are independent pursuant to the Director Independence Standards of NASDAQ and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Kent Puckett, who is serving as the Chair, Mark Betor, and John Andersen. The Board has determined that Kent Puckett qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls, including the following functions:

●	reviewing and approving the engagement of the independent registered public accounting firm to perform audit services and any permissible non-audit services for the Company;

●	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

●	monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;

●	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	considering and approving or disapproving all related party transactions for the Company;

●	reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

●	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

The Board has determined that each current member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act and is a person whom the Board has determined has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Compensation Committee

The Compensation Committee’s responsibilities include:

●	determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

●	reviewing and recommending to the full Board the compensation of the our directors;

●	evaluating and administering the equity incentive plans, compensation plans and similar programs, as well as reviewing and recommending to the Board the adoption, modification or termination of any such plans and programs;

●	establishing policies with respect to equity compensation arrangements;

●	if required, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC; and

●	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee is authorized to retain or to obtain the advice of independent counsel or other advisors.

The Compensation Committee consists of Kent Puckett who is serving as the Chair, John Andersen, and Mark Betor. Our Board has determined that each current member of the Compensation Committee is independent under Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were officers or employees of the Company during 2023 nor did they have any relationship with us requiring disclosure under Item 404 of Regulation S-K.

None of our current executive officers served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board with the following functions:

●	reviewing periodically and evaluating director performance on the Board of Directors and its applicable committees, and recommending to the Board of Directors and management areas for improvement;

●	interviewing, evaluating, nominating and recommending individuals for membership on the Board of Directors;

●	reviewing and recommending to our board of directors any amendments to the Company corporate governance policies; and

●	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance committee and the adequacy of its charter.

The Committee has the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors. The Governance and Nomination Committee consists of Mark Betor who is serving as the Chair, Mary Winter and Kent Puckett. The Board has determined that each member of the Nominating and Governance Committee is independent under Nasdaq listing standards.

The Director Nomination Process

The Nominating and Governance Committee considers nominees from all sources, including stockholders. The Nominating and Governance Committee has the authority to lead the search for individuals qualified to become members of the Company’s Board and to select or recommend nominees to the Board to be presented for stockholder approval. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Board consists of a majority of directors who (i) qualify as “independent” directors within the meaning of Nasdaq listing standards, as the same may be amended from time to time; and (ii) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. Our Board has determined not to establish term limits with regard to service as a director in the belief that continuity of service and the past contributions of directors who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment, and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders, together with such other factors as the board may deem appropriate, including overall skills and experience.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee will recommend to the Board nominees as appropriate based on these principles.

Director Nominations. Director nominees provided by stockholders to the Nominating and Governance Committee are evaluated by the same criteria used to evaluate potential nominees from other sources. Section 2.10 of our Bylaws provides specific procedures for shareholders to nominate directors. The procedures are as follows:

Only persons who are nominated in accordance with the procedures set forth in the Bylaws are eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in Section 2.10 of the Bylaws, who will be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, will be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. Such stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the Company’s books, of such stockholder and (2) the class and number of shares of the Company which are beneficially owned by such stockholder and a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to the Company’s securities,. and (iii) the consent of each nominee to be named in the proxy and accompanying proxy card and to serve as a director of the Company if so elected for a full term until the next meeting at which such nominee would face re-election. For such nominations, a representation that the stockholder intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect any nominee and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person will be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The chairman of the meeting will , if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded.

In no event may a stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the annual meeting or special meeting, as applicable.

Unless otherwise required by law, (i) no stockholder is permitted to solicit proxies in support of director nominees other than the Company’s nominees unless such stockholder has complied with Rule 14a-19 of the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner and (ii) if any such stockholder (1) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) of the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Company that such stockholder has met the requirements of Rule 14a-19(a)(3) of the Exchange Act in accordance with the following sentence, then the Company will disregard any proxies or votes solicited for such stockholder’s candidates. If any such stockholder provides notice pursuant to Rule 14a-19(b), then such stockholder will deliver to the Company, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in Section 2.10 of the Bylaws.

Should you have any questions regarding these procedures or would like to receive a full copy of our Bylaws, you may do so by contacting the Company’s Secretary, Mary Winter at 1405 Pioneer Street, Brea, CA 92821.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the Investor Relations page of our website located at https://investors.mullenusa.com/governance#governancedocuments and in print upon request to the Secretary at Mullen Automotive Inc., 1405 Pioneer Street, Brea, California, 92821. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with Our Board of Directors

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821, or by telephone at (714) 613-1900 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Mullen Automotive Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

Non-Employee Director Compensation

Our non-employee directors receive compensation for service on our board of directors and committees of our board of directors as follows:

●	During fiscal year 2023, each non-employee director was entitled to receive $25,000 annually as a cash retainer for he/she board service, with additional annual cash retainers of (i) $2,000 for each member of our compensation committee or nominating and governance committee; (ii) $5,000 for the chairman of our compensation committee or nominating and governance committee; (iii) $8,000 for each member of our audit committee; and (iv) $45,000 for the chairman of our audit committee. All cash retainers were paid quarterly in arrears.

●	Additionally, each non-employee director received an annual stock option award under the Company’s equity plan to purchase such number of shares of our common stock equal to $75,000 divided by the closing trading price of our common stock on the date of each such grant, which vest one year from the date of grant. Upon the occurrence of certain corporate events, including a change of control of the Company, all such stock option awards immediately vest.

Our non-employee directors are entitled to reimbursement of ordinary, necessary and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of our board of directors or committees thereof. In the event our non-employee directors were required to attend greater than four in-person meetings or 12 telephonic meetings during 2023, such non-employee directors were entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 12 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

The following table sets forth information regarding compensation earned by or paid to each person who served as a non-employee member of our board of directors during 2023.

Name of Director	Fees earned and payable in cash ($)	Awards earned and payable in stock ($)	Total ($)
John Anderson	$44,000	$81,250	$125,250
Mark Betor	54,375	81,250	135,625
William Miltner	32,750	81,250	114,000
Mary Winter	32,500	81,250	113,750
Ignacio Novoa	31,250	81,250	112,500
Kent Puckett	83,125	81,250	164,375
Total	$278,000	$487,500	$765,500

Effective July 1, 2023, the Company’s Board of Directors approved the following compensation for non- employee directors for service on the Board and its committees:

●	Each non-employee director will receive $50,000 annually as a cash retainer for their Board service, with additional annual cash retainers of (i) $5,000 for each member of the Company’s Compensation Committee or Nominating and Corporate Governance Committee; (ii) $7,500 for the Chairman of the Compensation Committee or Nominating and Corporate Governance Committee; (iii) $10,000 for each member of the Audit Committee; (iv) $45,000 for the chair of the Audit Committee; and (v) $25,000 to the Lead Independent Director. All cash retainers are paid quarterly in arrears.

●	Additionally, each non-employee director shall receive an annual stock award under the Company’s equity plan equal to $100,000 divided by the closing trading price of the Company’s common stock on the date of each such grant.

●	The non-employee directors are entitled to reimbursement of ordinary, necessary, and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of the Board or committees thereof. In the event non-employee directors are required to attend greater than four in-person meetings or 15 telephonic meetings during any fiscal year, such non-employee directors will be entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 15 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

EXECUTIVE COMPENSATION

Our policies with respect to the compensation of our executive officers is administered by the Compensation Committee. The compensation policies are intended to provide for compensation that is sufficient to attract, motivate, and retain executives and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Summary Compensation Table

The following table sets forth certain information about the compensation earned during the years ended September 30, 2023 and 2022 to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at September 30, 2023, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “named executive officers” or “NEOs”)

				Stock Awards ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Common Shares(1)	All Other Compensation	Total ($)
David Michery	2023	$750,000	$-	$48,879,463	$-	$49,629,463
Chief Executive Officer	2022	721,154	750,000	10,053,286	-	11,524,440

Jonathan New(2)	2023	425,000	10,000	198,300		633,300
Chief Operating Officer

Calin Popa	2023	304,000		1,199,201		1,503,201
President – Ottava Automotive officers”).	2022	304,000		1,323,001		1,627,001

(1)	Represents share-based compensation based on the grant date fair value of common stock earned and accounted for in accordance with FASB ASC Topic 718, i.e. for common stock earned per labor contract — market price of the shares on the date immediately preceding the employment contract date, for common stock earned by CEO per Award Incentive Plans — market price of the shares on the date immediately preceding the date when the shares have been issued (see the list of performance awards in the CEO Performance Award section, and the list of achieved milestones in the CEO Performance Award Table below). The stock-based compensation to Mr. Michery for the year ended September 30, 2023 in the enclosed financial statements is higher by $7.6 million due to a liability accrued per ASC 718 that have not been earned and paid by September 30, 2023, but will probably be earned and paid later. Comparatives in this table have been restated to correctly reflect awards calculated in accordance with ASC 718. During the year ended September 30, 2023 and 2022, Mr. Michery earned 113,531 shares and 526 shares of common stock, respectively; Mr. New earned 13 shares of common stock, and Mr. Popa earned 18 shares and 7 shares of common stock, respectively (giving effect to reverse stock splits).
(2)	Mr. New was appointed Chief Financial Officer effective September 19, 2022.

Narrative Disclosure to Summary Compensation Table

The primary elements of compensation for the Company’s named executive officers are base salary, bonus and equity-based compensation awards. The named executive officers also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

Base Salary

The base salary payable to our named executive officers is intended to provide a fixed component of compensation that reflects the executive’s skill set, experience, role, and responsibilities.

Bonus

Although we do not have a written bonus plan, the Board may, in its discretion, award bonuses to our executive officers on a case-by-case basis. These awards are structured to reward named executive officers for the successful performance of Mullen as a whole and of each participating named executive officer as an individual. The bonus amounts awarded were on an entirely discretionary basis. In addition, as described under the heading “Employment and Severance Agreements,” each of the named executive officers is eligible under the terms of their respective employment agreements to receive set bonus amounts based on Mullen’s achievement of certain financial milestones.

Share-based Compensation

2022 Equity Incentive Plan

On July 26, 2022, at the 2022 Annual Meeting, the Company’s stockholders approved the 2022 Equity Incentive Plan (the “2022 Plan”). Additional details about the 2022 Plan are set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 10, 2023.

The 2022 Plan provides for grants of stock options, stock appreciation rights, stock awards and restricted stock units, all of which are sometimes referred to individually, to employees, consultants, non- employee directors of the Company and its subsidiaries. Stock options may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or non-qualified stock options. The 2022 Plan, as amended, has reserved for issuance 59,000,000 shares, of which 52,000,000 additional shares were approved on August 3, 2023 (such shares are not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company).

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a formal policy with respect to the grant of equity incentive awards to our executive officers or any formal equity ownership guidelines applicable to them. Historically, the Company has not granted options as equity awards.

Clawback Policy

In November 2023, the Board of Directors adopted a clawback policy that may be applied in the event of a material financial restatement. The clawback policy covers current and former executive officers and includes all incentive compensation. Specifically, in the event of an accounting restatement, the Company must recover, reasonably promptly, any excess incentive compensation during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting is or was based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered will be the excess of the incentive compensation paid based on the erroneous data over the incentive compensation that would have been paid had it been based on the restated results.

In connection with the correction of related party disclosures pertaining to services provided to, and amounts owed from, Mullen Technologies, Inc., of which Mr. Michery is CEO and Chairman as well as the controlling shareholder, and as further described in Note 20. Related Party Transactions — Related Party Note Receivable to the Company’s consolidated financial statements in the Company’s Annual Report for fiscal year of 2023, the Compensation Committee conducted a review of our clawback policy and awards issued to Mr. Michery pursuant to the PSA Agreements (as further described below under “CEO Performance Awards” section). As a result of this review, the Compensation Committee determined that no recovery of awarded compensation was required under the clawback policy as the awards issued under the PSA Agreements during the fiscal years ended 2023 and 2022 were not based on financial reporting measures.

Outstanding Equity Awards at Fiscal Year End 2023

There were no outstanding equity awards that have not vested held by the named executive officers as of September 30, 2023.

CEO Performance Awards

On May 5, 2022, the Company entered into to a Performance Stock Award Agreement (the “2022 PSA Agreement”) pursuant to which the Company agreed to grant performance equity awards to the Chief Executive Officer (“2022 CEO Performance Award”) and on July 26, 2022, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of common stock to the Company’s Chief Executive Officer, David Michery, pursuant to the 2022 PSA Agreement. On June 8, 2023, since only a few milestone opportunities remained under the 2022 PSA Agreement and certain of them have lapsed, the Compensation Committee further (1) determined that the grant of performance equity awards to the Chief Executive Officer (“2023 CEO Performance Award”) pursuant to the 2023 Performance Stock Award Agreement (the “2023 PSA Agreement” and together with the 2022 PSA Agreement, the “PSA Agreements”) was advisable and in the best interests of the Company and its stockholders and (2) approved entering into the 2023 PSA Agreement and the grant of the 2023 CEO Performance Award. On August 3, 2023, at the 2023 Annual Meeting, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of common stock to the Company’s Chief Executive Officer, David Michery, pursuant to the 2023 PSA Agreement.

Pursuant to each PSA Agreement, Mr. Michery is eligible to receive shares of common stock of the Company based on the achievement of milestones as described below, and within each milestone the achievement of certain performance tranches, with each tranche representing a portion of shares of common stock that may be issued to Mr. Michery upon achievement of such tranche. Upon the achievement of each tranche of one of the milestones and subject to Mr. Michery continuing as the Chief Executive Officer as of the date of satisfaction of such tranche and through the date the Compensation Committee determines, approves and certifies that the requisite conditions for the applicable tranche have been satisfied, the Company will issue shares of its common stock as specified in the tranche. Each milestone must be achieved within the performance period specified for such milestone, and the latest milestone that may be achieved is December 31, 2024, under the 2022 PSA Agreement, and December 31, 2025, under the 2023 PSA Agreement.

2022 PSA Agreement — Description of Milestones

●	Vehicle Delivery Milestones: For each of the following five vehicle delivery milestone that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of the Company’s then-current total issued and outstanding shares of common stock: (i) Delivery of the Company’s Class One Van to customers for a pilot program under the captured fleet exemption by the end of December 2022; (ii) Procuring full USA certification and homologation (or vehicle approval process) for the sale and delivery of its Class One Van by end of August 2023; (iii) Full USA certification and homologation of the Dragonfly RS sports car by August 2024; (iv) Producing a drivable prototype of its Mullen 5 vehicle for consumers to test by end of October 2023; and (v) Producing a drivable prototype of its Mullen 5 RS High Performance vehicle for consumers to test by end of January 2023.

On October 3, 2022, the Company delivered its Class One Van to Hotwire Communications, a South Florida-based telecommunications company and Internet Service Provider for a pilot program under the captured fleet exemption.

On August 20, 2023, a drivable porotype of the Mullen 5 vehicle was part of the Mullen road tour and available for consumers to test drive.

●	Capital Benchmark Milestones: For each $100 million raised (a “Capital Tranche”), and subject to an aggregate maximum of raised of $1.0 Billion in equity or debt financing between the date of the award agreement and the end of July 2024, the Company will issue a number of shares of common stock equal to 1%, of the Company’s then-current total issued and outstanding shares of common stock; as of the date a Capital Tranche is achieved. Additionally, if the Company is included in the Russell Index, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares as of the date the Company is approved to be included on the Russell Index.

On June 7, 2022, the Company entered into a Securities purchase agreement which, along with subsequent amendments, allowed the Company to raise more than $400 million to date through the issuance of preferred stock, prefunded warrants and common stock in lieu of preferred stock and other warrants.

On June 27, 2022, the Company joined the Russell 2000 and 3000 Indexes.

●	Feature Milestone: If Mullen enters into an agreement with a manufacturer or provider of equipment, accessory, feature or other product (collectively, “Feature”) by the end of 2023 that sets the Company or its vehicle apart from its competitors or that provides the Company a first mover or first disclosure advantage over its competitors for the Feature, the Company will issue to Mr. Michery a number of shares of common stock equal to 5% of the Company’s then-current total issued and outstanding shares of common stock as of the date the Feature milestone is achieved.

On September 1, 2022, the Company announced that it signed partnership with Watergen Inc. to develop and equip Mullen’s portfolio of electric vehicles with technology that will produce fresh drinking water from the air for in-vehicle consumer and commercial application. On October 12, 2022, the Company entered into the Distributorship Agreement attached as Exhibit A hereto whereby Watergen will be integrating its unique atmospheric water generating and dehumidifying technology into the Company’s vehicles and granting exclusivity to the Company for the integration design developed specifically for its vehicles.

●	Distribution Milestone: For each vehicle distribution milestone set forth below that is satisfied by entering into a joint venture or other distribution agreement by December 31, 2024, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock for each distribution milestone achieved: (i) agreement with an established local, US dealer or franchise network; and (ii) agreement with an established Latin American or other non-US based dealer or franchise network.

On November 8, 2022, the Company entered into an agreement into an agreement to appoint Newgate Motor Group as the marketing, sales, distribution and servicing agent for the Mullen I-GO in Ireland and the United Kingdom.

On December 12, 2022, the Company entered into a Dealer Agreement with Randy Marion Isuzu, a large USA dealer, to purchase and distribute the Company’s vehicles

2023 PSA Agreement— Description of Milestones

●	Vehicle Completion Milestones: For each vehicle completion Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock: (i) Procuring full USA certification and homologation of its Class Three Van by end of December 2023; (ii) Full USA certification and homologation of the Bollinger B1 SUV by end of June 2025; and (iii) Full USA certification and homologation of the Bollinger B2 truck by end of June 2025.

●	Revenue Benchmark Milestones: For each $25 Million of revenue recognized by the Company (each a “Revenue Tranche”), and subject to an aggregate maximum of recognized revenue of $250 Million between the date of grant and the end of December 2025, the Company will issue to Mr. Michery a number of shares of common stock equal to 1% of Mullen’s then-current total issued and outstanding shares of common stock as of the date a Revenue Tranche is achieved.

●	Battery Development Milestones: For each Battery Development Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock: (i) the Company either directly or in collaboration with a joint venture partner develops or produces new and more advanced battery cells by the end of December 2024; (ii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 1 vehicle by the end of December 2024; (iii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2024.

●	JV-Acquisition Milestones: If Mullen enters into a partnership, joint venture, purchase and sale agreement or similar transaction by the end of 2025 where the Company acquires a majority interest in an enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock as of date the JV-Acquisition Milestone is achieved.

●	Accelerated Development Milestone: If Mullen acquires a facility with existing equipment that allows the Company to expedite scaling of battery pack production in the USA, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock as of date the Accelerated Development Milestone is achieved.

On September 6, 2023, the Company acquired the battery production assets of Romeo Power including intellectual property, machinery and equipment that allows the Company to expedite scaling of battery pack production in the USA.

To date the following shares of common stock have been issued pursuant to the PSA Agreements based on the achievement of the milestones and tranches listed in the table below:

CEO Performance Award Table

Date	Tranche	% of O/S Shares	Shares O/S	Shares Issued	Stock Price	Stock Compensation ($)
9/21/2022	PSA2022. Russell Index Tranche	2%	21,386	428	9,225	$3,945,799
10/12/2022	PSA2022. Features Milestone	5%	39,897	1,995	5,625	11,221,088
11/9/2022	PSA2022. Non-USA Distribution	2%	54,718	1,094	6,075	6,648,217
11/30/2022	PSA2022. Capital Benchmark (>$200 mln)	2%	63,923	1,278	4,500	5,753,090
12/16/2022	PSA2022. USA Distribution	2%	75,274	1,505	6,750	10,161,979
2/16/2023	PSA2022. Vehicle Delivery – Pilot	2%	37,079	742	7,650	5,673,024
6/13/2023	PSA2022. Capital Benchmark (>$300 mln)	1%	292,533	2,925	207	605,542
7/5/2023	PSA2022. Capital Benchmark (>$400 mln)	1%	714,863	7,149	53	378,877
10/10/2023	PSA2022. Vehicle Delivery – Mullen 5	2%	1,844,064	36,881	27	985,468
10/10/2023	PSA2023. Accelerated development milestone	2%	2,484,730	49,695	27	1,327,840
Total Shares Awarded				103,692		$46,700,924

Pay-versus-Performance

The following section has been prepared in accordance with Pay Versus Performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under these new rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”). We are required to calculate CAP for our named executive officers and then compare it with certain Company performance measures. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions.

The following table shows the past two fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table (“SCT”), the CAP to our named executive officers, our total stockholder return (“TSR”), and our net loss. We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the Pay Versus Performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. The methodology for calculating CAP, as required by Item 402(v) of Regulation S-K, takes into account, among others, changes in share price and its impact on the fair value of equity awards.

Year	Summary Compensation Table Total for PEO(1)	Compensation actually paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(4)	Net Loss(5)
2023	$49,629,463	$58,001,015	$1,068,251	$358,210	$(99.98)	$(938,255,952)
2022	$11,524,440	$33,399,489	$903,409	$(3,852)	$(97.20)	$(780,049,246)

(1)	Represents total compensation reported for David Michery (our Chief Executive Officer) for each corresponding year in the “Total” column of the SCT set forth above in “Executive Compensation — Summary Compensation Table”.
(2)	The dollar amounts reported for the PEO under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. The table below summarizes the adjustments to the total amount reported in the SCT for our PEO in calculating CAP:

Reconciliation of PEO SCT Total and Compensation Actually Paid	2023	2022
Total Compensation as reported in SCT	49,629,463	11,524,440
Less grant date fair value of equity awards as reported in the SCT	$(48,879,463)	$(10,053,286)
Plus the year-end fair value of equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the year	$36,201,590	$30,288,345
Plus change in fair value from end of prior year to end of current year for awards granted in prior years that are outstanding and unvested as of the end of the year	$2,585,685	$-
Plus, for awards that are granted and vest in same applicable year, the fair value as of the vesting date	$4,461,121	$11,890,001
Plus change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$14,002,619	$(10,250,010)
Less, for awards granted in any prior fiscal year that fail to meet the vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	$-	$-
Compensation Actually Paid	$58,001,015	$33,399,489

(3)	The dollar amounts reported for the named executive officers under “Compensation Actually Paid” represent the average amount of “Compensation Actually Paid” to the named executive officers, as computed in accordance with Item 402(v) of Regulation S-K. The average SCT total for 2023 was calculated based on the compensation of Jonathan New and Calin Popa and the compensation for 2022 was based on the compensation of Calin Popa and Jerry Alban, former COO, and Kerri Sadler, former CFO. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the named executive officers during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the named executive officers’ average total compensation for each year to determine the compensation actually paid:

Reconciliation of Named Executive Officer Average SCT Total and Average Compensation Actually Paid	2023	2022
Total Compensation as reported in SCT	$1,068,251	$903,409
Less grant date fair value of equity awards as reported in the SCT	(698,751)	(600,500)
Plus the year-end fair value of equity awards that are outstanding and unvested as of the end of the year	400	43,573
Plus change in fair value from end of prior year to end of current year for awards granted in prior years that are outstanding and unvested as of the end of the year	-	-
Plus, for awards that are granted and vest in same applicable year, the fair value as of the vesting date	38,100	955,001
Plus change in fair value as of the vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	(49,790)	(1,305,335)
Less, for awards granted in any prior fiscal year that fail to meet the vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	-	-
Compensation Actually Paid	$358,210	$(3,852)

(4)	Cumulative TSR is calculated by dividing difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. On November 5, 2021, the Company completed a merger with Net Element, Inc., which changed its name to “Mullen Automotive Inc”, and the ticker symbol on the Nasdaq Capital Market for the Company’s Common Stock changed to “MULN” at the opening of trading on November 5, 2021. Accordingly, November 5, 2021 is the date used as the beginning of the measurement period for 2022. Share prices have been adjusted retroactively to reverse stock splits effectuated by the Company in April 2023 (1:25), August 2023 (1:9) and December 2023 (1:100). No dividends were paid or declared in 2022 or 2023.
(5)	The dollar amounts reported represent the amount of net loss attributable to common stockholders after preferred dividends reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

Because we are an early-stage developing enterprise, our company has not historically focused on net income (loss) as a performance measure for our executive compensation program. A positive relationship between compensation to officers and net income is expected to be achieved only when (and if) the Company achieves operational profitability.

Compensation Actually Paid and Cumulative TSR

We believe that market price of the Company currently does not represent fairly the fundamental indicators of the Company’s financial position and perspectives of development (due to share price manipulation by short-sellers, as the Company alleged in relevant lawsuits filed during and subsequent to the year ended September 30, 2023). Therefore, the changes in compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) did not correspond to changes in cumulative TSR in the years presented, although the Company seeks to maximize equity awards that align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Employment and Severance Agreements

We have entered into employment agreements with each of our named executive officers described below.

Chairman of the Board, President and Chief Executive Officer

Effective June 1, 2021, David Michery and the Company entered into an employment agreement pursuant to which Mr. Michery receives an annual salary of $750,000 plus incentive compensation and 1,000,000 shares of common stock each year. Mr. Michery is also entitled to reimbursement compensation for all reasonable expenses up to $500,000 per year.

In the event (a) the Company terminates Mr. Michery’s employment without cause, (b) Mr. Michery leaves as a result of constructive discharge by the Company, (c) of Mr Michery’s death, or (d) there is a change of control of the Company or the Company’s stockholders receive a proxy request or tender offer for a transaction which could result in a change of control and Mr. Michery at his option terminates his employment, then the Company is obligated to pay Mr. Michery (i) his then-current annual compensation multiplied by a number of years equal to 10 minus the number of complete years since the date of the agreement, to be paid within 90 days of termination, and (ii) an amount equal to 10% of the Company’s market capitalization at such time, to be paid 180 days after termination. To the extent that Mr. Michery’s benefits from any pension or any other retirement plan or program (whether tax qualified or not) are not fully vested at the time of such termination, the Company will obtain and pay the premium upon an annuity policy to provide the benefits as though Mr. Michery had been fully vested on the date of termination. Upon termination for cause, the employment agreement will terminate, except for certain provisions such as post- employment noncompetition and nonsolicitation, and the Company will not be obligated to make any further payments, except for any remaining payments of annual compensation, benefits which are required by applicable law to be continued, and reimbursement of expenses.

Pursuant to the agreement, “cause” means conviction of or a plea of no contest to a felony, or incapacity due to alcoholism or substance abuse. “Constructive discharge” means (a) diminution in title(s), responsibilities, or the then-current annual compensation, (b) failure by the Company to comply with the compensation provisions of the agreement, (c) location of place of employment outside the United States, and (d) engagement in any material and intentional breach by the Company of its principal obligations under the agreement which is not remedied within 15 business days after receipt of written notice. A “change of control” means a sale of all or substantially all of the assets of the Company, or any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any person acquires (by merger, acquisition, or otherwise) all or substantially all of the assets of the Company or the then outstanding equity securities of the Company and the Company is not the surviving entity, the Company being deemed surviving if and only if the majority of the Board of Directors of the ultimate parent of the surviving entity were directors of the Company prior to its organization.

During a disability, the Company will continue to pay to Mr. Michery his full amount of his then-current annual compensation for the one-year period next succeeding the date upon which such disability has been certified, as well as a prorated amount of any incentive compensation which would have been paid at the end of the year. Thereafter, if the disability continues, the agreement will terminate and all of Mr. Michery’s obligations will cease and Mr. Michery will be entitled to receive the benefits, if any, as may be provided by any insurance to which he may have become entitled as well as the acceleration of the exercise date of any incentive stock options granted prior to disability. A “disability” means a written determination by an independent physician mutually agreeable to the Company and Mr. Michery that he is physically or mentally unable to perform his duties of CEO under the agreement and that such disability can reasonably be expected to continue for a period of six consecutive months or for shorter periods aggregating 180 days in any 12-month period.

The agreement contains non-competition and non-solicitation covenants. For one year after voluntary separation from the Company, Mr. Michery cannot engage in competitive business activity within the Company territory; prevents him from participating in any transaction that occurred within 24-month period preceding from incident in questions; and prevents him from contacting employees for any business and employment opportunities.

Chief Financial Officer

On September 19, 2022, the Company entered into an employment agreement with Jonathan New. He receives an annual salary of $425,000 and 300,000 restricted shares of common stock. Stock compensation is payable quarterly. A prorated tranche for the period September 19, 2022 through December 31, 2022 of 84,066 of the share compensation vested on January 1, 2023, and quarterly tranches of 75,000 shares will be vested and due at the end of December, March, June, and September of each calendar year, beginning January 1, 2023. Mr. New also received $25,000 in relocation allowance from Florida to California. Additionally, the Company reimbursed Mr. New of up to $2,000 per month for temporary accommodation costs. The reimbursement terminated on the first to occur: date of permanent housing or February 1, 2023. If Mr. New is terminated for any reason other than due to negligence, failure to deliver services or perform at the level hired or for any other just cause, he is entitled to a payment of $200,000, paid in the Company’s usual payroll cycle.

President — Mullen Automotive

Effective July 7, 2021, the Compensation Committee approved the employment contract for Calin Popa. Mr. Popa receives an annual salary of $304,000 plus incentive compensation and 100,000 restricted shares of common stock per year. Employment agreement contains standard terms (“employment at will”) and vacation. There is no severance agreement.

Consulting Agreements

William Miltner

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner also is an elected Director for the Company, beginning his term in August 2021. For the fiscal year ending September 30, 2023, Mr. Miltner received $1,058,105 for services rendered. Mr. Miltner has been providing legal services to us since 2020.

Mary Winter

On October 26, 2021, the Company entered into a consulting agreement with Mary Winter, Corporate Secretary and Director, to compensate for Corporate Secretary Services and director responsibilities for the period from October 1, 2021 to September 30, 2023, in the amount of $60,000 annually or $5,000 per month. As of September 30, 2023, Ms. Winter has received $60,000 in consulting payments.

Change of Control Agreements — CEO and Non-Employee Directors

On August 11, 2023, the Company entered into Change in Control Agreements with each non- employee director (John Andersen, Mark Betor, William Miltner, Ignacio Novoa, and Kent Puckett) and David Michery, its Chief Executive Officer. Pursuant to the Change in Control Agreements with each non- employee director, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and such non-employee director will receive $5 million. Pursuant to the Change in Control Agreement with Mr. Michery, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and Mr. Michery will receive an aggregate percentage of the transaction proceeds as follows: 10% of the transaction proceeds that are up to and including $1 billion; plus an additional 5% of transaction proceeds that are more than $1 billion and up to $1.5 billion; and an additional 5% of transaction proceeds that are more than $1.5 billion. A change in control, as defined in the agreements occurs upon (i) any person becoming the beneficial owner of 50% or more of the total voting power of the Company’s then outstanding voting securities, (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change in Control Agreements), or (iii) the consummation of a merger or consolidation of the Company (except when the total voting power of the Company continues to represent at least 50% of the surviving entity), any liquidation, or the sale or disposition by the Company of all or substantially all of its assets.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of September 30, 2023, including shares remaining under 2022 Equity Incentive Plan, as amended (the “2022 Plan”), designated for compensation to employees and consultants, as well as shares reserved for compensation under 2022 and 2023 PSA Agreements with CEO. The 2022 Plan, as amended, has reserved for issuance 59,000,000 shares, of which 52,000,000 additional shares were approved on August 3, 2023 (such shares are not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company). For information about the 2022 and 2023 PSA Agreements, see section titled “CEO Performance Awards” in this proxy statement.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities)
Equity compensation plans approved by stockholders	-		$-	42,528,111
Equity compensation plans not approved by stockholders	-		$-	-
Total	-		-
	42,528,111	(1)

As of September 30, 2023, there was 42,234,250 shares of common stock remaining available for future issuance under the 2022 Plan. Shares remaining available for future issuance under the 2022 and 2023 PSA Agreements is based on remaining shares registered on Registration Statements on Form S-8; additional shares may be registered and issued pursuant to the terms of such agreements.

Insider Trading, Anti-Hedging and Anti-Pledging Policy

Our insider trading policy limits the timing and types of transactions in our securities by our insiders, including our NEOs. Among other restrictions, the policy:

●	Allows insiders to trade our securities only during open trading window periods (following earnings releases) or, in the case of our NEOs, pursuant to a written trading plan adopted under SEC Rule 10b5-1, and only after they have obtained pre-clearance for such transactions or plan; and

●	Prohibits insiders from trading in options, entering into transactions in options, warrants, puts or calls and/or any other derivative or hedging transactions on our.

Additionally, our insider trading policy prohibits our insiders from holding our securities in margin accounts or pledging our securities as collateral for a loan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any immediate family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of our last fiscal year, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Prior to its spinoff as a separate entity and the closing of the Merger on November 5, 2021, the Company operated as a division of MTI, an entity in which the Company’s CEO had a controlling financial interest and of which he was CEO and Chairman during the fiscal years ended September 30, 2023 and 2022.

Subsequent to the spinoff transaction and Merger on November 5, 2021, the Company processed and disbursed payroll and related compensation benefits for 11 employees that provided services only to MTI and rent costs for facilities utilized by MTI pursuant to the TSA. The terms of the TSA require MTI to repay monthly the amounts advanced by the Company, with the lower of the prime rate plus 1% or the maximum rate under applicable law charged on the unpaid amounts. The terms of the TSA do not provide for any other payment processing service fee from MTI to the Company except the interest fee on overdue advance balances. The Company incurred approximately $1.2 million and $0.9 million of disbursements on behalf of MTI during the years ended September 30, 2022 and 2023, respectively. No amounts have been collected for the funds advanced through September 30, 2023.

On March 31, 2023, the Company converted approximately $1.4 million of these advances to MTI to a note receivable from MTI. The note bears interest at 10% per year and matures on March 31, 2025 with a default rate of 15% per annum. By the end of the 2023 fiscal year, the note principal has been increased by additional $0.4 million. Remaining advances, note and interest receivable as at September 30 2023 and 2022 are presented within non-current assets of the consolidated balance sheets.

On January 16, 2023, the Company terminated the Transition Services Agreement between the Company and Mullen Technologies, Inc., and received payment in full settlement of all amounts outstanding (including outstanding notes receivable, advances and related interest) of approximately $2.7 million.

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner also is an elected Director for the Company, beginning his term in August 2021. For the fiscal years ended September 30, 2023 and 2022, Mr. Miltner received $1,058,205 and $881,248, respectively, for services rendered to us. Mr. Miltner has been providing legal services to us since 2020.

The Company and Mr. Novoa entered into a one year Consulting Agreement, dated January 12, 2022, whereby Mr. Novoa provides electric vehicle market research, analysis of market trends in the electric vehicle industry and other research and services. Mr. Novoa was issued an aggregate of 255,500 shares of Common Stock with a value of $400,000 pursuant to the terms of the Consulting Agreement pursuant to the terms of the Consulting Agreement.

For further information, see “Note 20 - Related Party Transactions” of the notes to the Company’s consolidated financial statements included in the Annual Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our Common Stock by (i) each person who is known to us to beneficially own more than 5% of our Common Stock, (ii) each of our directors and director-nominees, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The table below reflects the 1:25 reverse stock split that was effected on May 4, 2023, the 1:9 reverse stock split that was effected on August 11, 2023 and the 1:100 reverse stock split that was effected on December 21, 2023, where each fractional share resulting from such reverse stock splits held by a stockholder was rounded up to the next whole share.

Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of the Record Date:

Class	Number of Shares	As Converted to Common Stock	Votes/Share	Number of Votes
Common Stock	5,884,693	N/A	One/share	5,884,693
Series A Preferred Stock	648	3	1,000/share until November 5, 2024	648,000
Series B Preferred Stock	0	0	One/share on an as-converted to common basis	0
Series C Preferred Stock	1,211,757	54	One/share on an as-converted to common basis	54
Series D Preferred Stock	363,097	17	One/share, only protective voting	363,097

Following the 1:25 reverse stock split that was effected on May 4, 2023, the 1:9 reverse stock split that was effected on August 11, 2023 and the 1:100 reverse stock split that was effected on December 21, 2023 and each fractional share resulting from such reverse stock split held by a stockholder rounded up to the next whole share, each share of Series A Preferred Stock is entitled to 1,000 votes per share and converts into 0.0044 shares of Common Stock. Each share of Series C Preferred Stock is entitled to one vote for each share of common stock into which such share of Series C Preferred Stock can then be converted. Each share of Series D Preferred Stock is entitled to one vote for each share. Holders of the Series D Preferred Stock have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock.

Under the terms of the Preferred Stock and warrants, a holder may not convert or exercise, as applicable, the Preferred Stock or warrants into Common Stock to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99%, as applicable, of our then outstanding Common Stock following such conversion or exercise, excluding for purposes of such determination Common Stock issuable upon conversion of other convertible securities which have not been converted or exercised (the “Ownership Limitation”). The number of shares in the table does not reflect the Ownership Limitation.

To our knowledge, except as otherwise noted below and subject to applicable community property laws, each person or entity named in the following table has the sole voting and investment power with respect to all shares that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Mullen Automotive Inc. 1405 Pioneer Street, Brea, CA 92821.

	Common Stock(1)		Total Voting Power(2)
Name of Beneficial Owners	Shares	%	%
Named Executive Officers and Directors
David Michery	109,897	1.9%	1.7%
Jonathan New	1	*	*
Calin Popa	14	*	*
Mary Winter	4	*	*
Jonathan K. Andersen	23	*	*
Mark Betor	8	*	*
William Miltner	1	*	*
Ignacio Novoa	19	*	*
Directors and Executive Officers as a Group (9 Persons)	109,967	1.9%	1.7%
5% Beneficial Owners:
Acuitas Group Holdings, LLC(3)	870,743	12.9%	* %

*	Less than 1%.

(1)	In computing the number of shares of common stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of common stock underlying notes, options, warrants or shares of Preferred Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of the Record Date are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Percentage total voting power represents voting power with respect to all outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock; and excludes the Series D Preferred Stock, which is only entitled to limited voting rights. Percentage total voting power also excludes shares of common stock issuable upon exercise of warrants.
(3)	The amount beneficially owned consists of 870,743 shares of common stock issuable upon exercise of warrants calculated as of January 12, 2024 pursuant to the terms thereof. All shares may be deemed to be beneficially owned by Terren Peizer, who serves as the Chief Executive Officer of Acuitas Capital LLC. The address for Acuitas Capital, LLC is 200 Dorado Beach Drive #3831, Dorado, Puerto Rico 00646.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of such securities with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the reports received by us and on the representations of the reporting persons, we believe each greater than ten percent holder complied with all applicable filing requirements during the fiscal year ended September 30, 2023, except for the following: David Michery did not timely file two Form 4s reporting 2 transactions; Jonathan New did not timely file one Form 4 reporting 1 transaction; Mary Winter did not timely file one Form 4 reporting 1 transaction; Kent Puckett did not timely file two Form 4s reporting 2 transactions; Mark Betor did not timely file one Form 4 reporting 1 transaction; and Ignacio Novoa did not timely file one Form 4 reporting 1 transaction.

STOCKHOLDER PROPOSALS

Proposals to Be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2024 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than September 21, 2024 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for this year’s annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy materials.

Proposals to Be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2025 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days (December 1, 2024) nor more than 120 days (November 1, 2024) prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, then notice must be received by the Company not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made.. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.

Universal Proxy

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 31, 2024.

Mailing Instructions

In each case, proposals should be delivered to 1405 Pioneer Street, Brea, California 92821, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By order of the Board of Directors

/s/ David Michery
David Michery
Chief Executive Officer

Dated: January 18, 2024

Brea, California

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet or Telephone - QUICK EASYIMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail MULLEN AUTOMOTIVE INC. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on February 28, 2024. INTERNET – www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/mullenautomotive/2024 PHONE – 1 (866) 894-0536Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. Please markyour voteslike this1.Election of Directors FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) (1) William Miltner (2) John Andersen 3. To approve the adjournment of theannual meeting from time to time, toa later date or dates, if necessary orappropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or moreof the foregoing proposals, in the ventthe Company does not receive therequisite stockholder vote to approvesuch proposal(s) or establish a quorum. FOR AGAINST ABSTAIN Instruction:To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above. 2. To ratify the appointment of RBSM LLPas the independent registered publicaccounting firm of the Company for thefiscal year ending September 30, 2024. FOR AGAINST ABSTAIN Note: Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. CONTROL NUMBER Signature_________________________________ Signature, if held jointly________________________________ Date____________, 2024Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability ofProxy Materials for the Annual Meeting of StockholdersThe 2024 Proxy Statement and the Annual Reportto Stockholders for the fiscal year endedSeptember 30, 2023 are available at https://www.cstproxy.com/mullenautomotive/2024 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MULLEN AUTOMOTIVE INC. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and appoints David Michery and Mary Winter, and each of them, as proxy and attorney-in- fact, each with full power of substitution and revocation, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of capital stock of Mullen Automotive Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. (Pacific Time), on Thursday, February 29, 2024, in a virtual meeting format, and any adjournment or postponement thereof.The undersigned also hereby authorize(s) the above named proxies (or their substitutes) to vote in his/her/their discretion on such other business (including the election of substitute nominees if one or more of the nominees listed in this proxy becomes unable to serve) as may properly come before this Annual Meeting, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.(Continued and to be marked, dated and signed, on the other side)